UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported): August 21, 2008

Venture Financial Group, Inc.
(Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1495 Wilmington Dr.
PO Box 970
DuPont, Washington 98327
Address of Principal Executive Office and Zip Code

                    Registrant's telephone number including area code 253-441-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Venture Financial Group, Inc. is filing this Form 8-K to update the description of its capital stock contained in the Form 8-A filed by Venture Financial Group, Inc. (then known as First Community Financial Group, Inc.) pursuant to Section 12 of the Securities Exchange Act of 1934 with the SEC on May 2, 1994.

Description of Capital Stock
General

Our articles of incorporation authorize us to issue up to 30 million shares of common stock without par value and 200,000 shares of preferred stock without par value. As of August 13, 2008, there were 7,225,687 shares of common stock outstanding and no preferred shares have been issued. The terms of the preferred stock are not established in the articles of incorporation, but may be designated in one or more series by the Board of Directors when the shares are issued. Our Board of Directors is authorized to issue or sell additional capital stock and to issue future cash or stock dividends, without prior shareholder approval, except as otherwise required by law.

Common Stock

Voting. Each share is entitled to one vote on all matters submitted for a vote. Cumulative voting for the election of directors is not authorized. A majority of the votes cast on a matter is sufficient to take action upon routine matters. The affirmative vote of two-thirds of the outstanding shares is required to approve a merger, dissolution or sale of substantially all of our assets.

Dividends. Our shareholders are entitled to receive dividends, if any, as declared by our Board of Directors out of funds legally available for these payments. Our policy is to review our financial performance, capital adequacy, regulatory compliance and cash resources on a quarterly basis, and, if such review is favorable, to declare and pay a cash dividend to shareholders. Although we expect to continue to pay cash dividends, future dividends are subject to the discretion of the Board of Directors. In addition, our ability to make dividend payments to our shareholders is subject to statutory and regulatory restrictions that apply to Venture Bank and to contractual restrictions under our trust preferred securities. If we issue preferred stock in the future, those shareholders may have a priority over the holder of common stock with respect to dividends.

Preemptive and Other Rights. Our articles of incorporation provide that no shareholder shall have preemptive rights (i.e. a right to first refusal to acquire shares offered by us). Our shares of common stock have no redemption privileges or conversion rights. Our articles of incorporation permit the repurchase of outstanding shares of common stock and do not contain any sinking fund or redemption provisions.

Liquidation. Each outstanding share of common stock has the same relative rights as each other share of common stock, including pro rata rights to our assets, after payment of all of our debts and liabilities (including all deposit accounts and accrued interest thereon), upon liquidation. If we issue preferred stock in the future, those shareholders may have a priority over the holder of common stock with respect liquidation.

Articles of Incorporation and Bylaws

Shareholders’ rights and related matters are governed by our articles of incorporation, bylaws and Washington law. An amendment to our articles of incorporation must be approved by the holders of a majority of the outstanding shares of our common stock, except for limited amendments that can be effected by the Board of Directors without shareholders. An amendment to the fair price provision of our articles of incorporation described below requires the approval of 90% of the outstanding shares. Our bylaws may be amended by either the Board of Directors or by the affirmative vote of a majority of our outstanding voting shares.

Board of Directors

Our bylaws provide that the number of directors must fall within a range between five and nine, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors has set the current size at nine. Directors are elected by a plurality of the votes cast. Our directors are split into three classes, as nearly equal as possible in size, with elected directors generally serving three-year terms until his or her successor is appointed and qualified.

Indemnification

Our articles of incorporation require us to indemnify our directors against expenses, settlements, judgments and fines in connection with an action, suit or proceeding (whether by or in the right of the corporation or its shareholders or by any other party) in which such director was made a party by reason of the fact he or she is or was serving as one of our directors or serving at our request as a director, officer, manager, employee or agent of another enterprise. No such indemnification may be given if the acts or omissions of the director are finally adjudged to involve intentional misconduct or a knowing violation of law, if such director is liable to the corporation for an unlawful distribution or if such director personally received a benefit to which he or she was not entitled.

Limitation of Liability

Our articles of incorporation provide that directors and former directors shall not be personally liable to us or our shareholders for monetary damages for conduct as a director, except for liability for:

  acts or omissions that involve intentional misconduct or a knowing violation of law by the director;
  conduct which violates applicable provisions of the Washington Business
  Corporation Act pertaining to impermissible distributions to shareholders or loans to directors; or
  any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of Venture Financial Group, Inc. pursuant to the foregoing provisions, Venture Financial Group, Inc. has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Defensive Provisions of Washington Law

Provisions of the Washington Business Corporation Act, or the WBCA, summarized below, may be considered to have an anti-takeover effect and may delay, deter, or prevent a tender offer, proxy contest or other takeover attempt that shareholders might consider to be in their best interest, including such an attempt that might result in the payment of a premium over the market price of our common stock.

The WBCA prohibits a “target corporation” (as defined below), with certain exceptions, from engaging in certain “significant business transactions” (as defined below) with a person or group of persons that beneficially owns 10% or more of the voting securities of the target corporation (an “acquiring person”) for a period of five years after the acquiring person acquired its securities, unless the significant business transaction or acquisition of securities is approved by a majority of the members of the target corporation’s board of directors before the date of the acquisition of the target corporation’s securities. A “significant business transaction” includes, among other transactions:

  a merger or consolidation with an acquiring person;
  sales or other dispositions of assets to an acquiring company, in one or more transactions having an aggregate market value equal to five percent or more of all assets or outstanding shares of the target corporation over the five-year period following the share acquisition by the acquiring person; or
  allowing the acquiring person to receive any benefit from the corporation, other than proportionately as a shareholder.

“Target corporations” include all domestic corporations with securities registered under the Securities Exchange Act of 1934, as amended. A corporation with securities registered under the Securities Exchange Act of 1934, as amended, may not opt out of this statutory provision. We are, therefore, subject to the statute.

Defensive Provisions in Articles of Incorporation or Bylaws

The provisions described below may be considered to have an anti-takeover effect and may delay, defer or prevent a tender offer or other takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including such an attempt as might result in the receipt of a premium over the market price for the shares of common stock held by such shareholder.

Fair Price Provision. Our articles of incorporation contain a “fair price provision” that requires that any “business combination” (as defined in the articles of incorporation and including, among other transactions, any merger or sale of substantially all of our assets) be approved by the affirmative rate of not less than 90% of the outstanding shares unless:

  at least two-thirds of the directors approve the business combination; or
  the consideration to be received in the business combination by our shareholders is not less than the highest price per share paid by the potential acquirer in acquiring any of our stock, and a proxy statement meeting the requirements of the Securities Exchange Act of 1934 is mailed to our shareholders to solicit their approval of the business combination.

Shareholder Approval of Mergers. Under Washington law, because our articles of incorporation do not provide otherwise, any proposed merger with another company, in which we are not the surviving corporation, requires approval by holders of two-thirds of the outstanding shares of our common stock.

Evaluating Offers. Our articles of incorporation authorize our directors, when evaluating a merger, tender offer or exchange offer, to consider all relevant factors including the social and economic effects on our employees, customers and other constituents, and on the communities and geographical areas in which we operate.

Nominations of Directors. Our articles of incorporation provide specific procedures that must be complied with for a shareholder to nominate an individual to stand for election for director. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for directors. Nominations other than by the

Board of Directors must be made by written notice, not less than fourteen nor more than fifty days prior to any meeting of shareholders called for the election of directors. Each notice must set forth:

  the name and address of each proposed nominee and the notifying shareholder;
  the principal occupation each proposed nominee; and
  the number of shares of stock of the corporation that will be voted for each proposed nominee and the number of shares owned by the notifying shareholder.

No Cumulative Voting. Our articles of incorporation prohibit cumulative voting in the election of directors. Cumulative voting could facilitate a shareholder or group of shareholders in electing one or more candidates to our Board of Directors in opposition to our slate of proposed directors.

Staggered Terms of Directors. Our directors are divided into three classes and elected to staggered three-year terms. At each annual meeting of our shareholders, the terms of directors in one class expire and new directors in that class are elected to new three-year terms. Because only approximately one-third of our directors are elected each year, voting at two consecutive meetings would be required for shareholders to replace a majority of our current nine directors through the normal election process.

Call of Special Meetings of Shareholders. Our bylaws provide that special meetings of shareholders may be called by the President, a majority of the Board of Directors or by shareholders holding not less than 50% of the shares entitled to vote at the special meeting. This restriction on the calling of special shareholders’ meetings may deter hostile takeovers by making it more difficult for a person or entity to obtain immediate control of the corporation between one annual meeting and the next.

Issuance of Authorized Shares. Our articles of incorporation authorize the issuance of 30,000,000 shares of common stock and 200,000 shares of preferred stock. The shares of common stock were authorized to provide our Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, and the exercise of employee stock options. However, these additional authorized shares may also be used by the Board of Directors, to the extent consistent with its fiduciary duty, to deter future attempts to gain control of the corporation. As a result of the ability to issue additional shares of common stock, the Board of Directors has the power to issue stock to persons friendly to management in order to attempt to block a tender offer, merger or other transaction by which a third-party seeks control of us, and thereby allow members of management to retain their positions.

Our articles of incorporation authorize the issuance of voting preferred stock, which, although intended primarily as a financing tool and not as a defense against takeovers, could potentially be used to make uninvited attempts to acquire control more difficult by, for example, diluting the ownership interest or voting power of a substantial shareholder, increasing the consideration necessary to effect an acquisition, or selling unissued shares to a friendly third party.

Registrar and Transfer Agent

Registrar & Transfer Company is the registrar and transfer agent for our common stock.

Item 9.01	Financial Statements and Exhibits.

	(a)	Not applicable.
	(b)	Not applicable.
	(c)	Not applicable.
	(d)	Exhibits.
NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC.
(Registrant)

Date:	August 21, 2008	By:	/s/ Sandra L. Sager
Sandra L. Sager, Chief Financial Officer